Exhibit 99.1

CONTACT:
Harold Zagunis
FOR IMMEDIATE RELEASE	Redwood Trust, Inc.
Thursday, October 23, 2003	(415) 389-7373

Redwood Trust Reports Third Quarter 2003 Earnings
GAAP Earnings of $1.30 per share and Core Earnings of $1.29 per share

Mill Valley, CA October 23, 2003 Redwood Trust, Inc. (NYSE: RWT), a financial institution that invests in real estate loans, today reported GAAP earnings of $1.30 per share for the third quarter of 2003 and $3.40 per share for the first nine months of 2003.

Core earnings, which exclude realized and unrealized gains and losses on the market value of assets, were $1.29 per share for the third quarter of 2003, a 14% increase from second quarter 2003 core earnings of $1.13 per share and a 63% increase from third quarter 2002 core earnings of $0.79 per share. Core earnings for the first nine months of 2003 totaled $3.31 per share, an increase of 40% from $2.36 per share earned during the first nine months of 2002.

Doug Hansen, Redwood’s President, commented, “The strong cash flow and earnings results we have generated so far this year are primarily the result of the excellent credit performance of our loans. Our results have also benefited from a history of favorable prepayment patterns over the last few years and from improved capital utilization.”

Third Quarter Review

Redwood acquired $5 billion of high-quality adjustable-rate jumbo residential real estate loans during the third quarter for securitization through its “Sequoia” program. The increased level of Redwood’s acquisitions for the quarter reflected continued strong volumes of adjustable- rate residential loan production by Redwood’s mortgage origination partners plus the completion of several large bulk purchase transactions.

Loans consolidated onto Redwood’s balance sheet from the Sequoia securitization trusts totaled $13.8 billion at the end of the quarter. Excellent credit results for these loans have contributed to Redwood’s strong financial results. Serious delinquencies in this portfolio declined from $3.9 million to $1.6 million (from 0.04% to 0.01% of loan balances) during the third quarter and there were no realized credit losses. Credit losses over the last twelve months have totaled $31,000. Redwood buys these loans at a premium to their principal value. As a result, slower prepayment rates for these loans, if experienced over a period of time, should be beneficial to Redwood’s long-term results. Redwood has experienced and continues to experience low to moderate prepayment rates on these loans.

The principal value of Redwood’s residential credit-enhancement securities portfolio rose slightly during the quarter from $598 million to $604 million. Acquisitions for the quarter offset principal reductions due to principal repayments and calls of these securities. The loans Redwood credit-enhances (through its ownership of these credit-enhancement securities) include fixed-rate, hybrid, and adjustable-rate residential loans.

Residential loans credit-enhanced by Redwood have prepaid rapidly over the last few years. These rapid prepayments benefit Redwood in a number of ways. Redwood acquires credit- enhancement securities at a discount to their principal value; rapid prepayments of the underlying loans generally increase Redwood’s discount amortization income over the remaining life of the securities. Rapid prepayments over the last few years have also accelerated the dates on which issuers gain the right to call Redwood’s securities. Redwood generally realizes a gain if its credit-enhancement securities are called. It has benefited from call activity in 2003 and expects to realize additional call gains in the fourth quarter of 2003 and in 2004. Rapid prepayments of the loans underlying Redwood’s credit-enhancement securities have also reduced Redwood’s potential future credit exposure. In the third quarter alone, loans underlying Redwood’s credit-enhancement securities declined from $52 billion to $44 billion — thus reducing Redwood’s exposure on the underlying loans by $8 billion.

Serious delinquencies in the loans credit-enhanced by Redwood through its ownership of credit-enhancement securities increased during the third quarter from $160 million to $178 million while remaining at low levels compared to market standards for comparably aged loans. As a percentage of the current balance of underlying loans, delinquencies in this portfolio rose from 0.31% to 0.41%; the increase in this ratio was primarily due to the rapid decline in underlying loan balances. Realized credit losses for Redwood’s credit-enhanced loans remained under one basis point of current balances on an annualized basis.

Redwood’s other portfolios of residential and commercial real estate loan securities continue to produce strong overall credit results. All of Redwood’s commercial real estate loans are current.

Redwood continues to keep its recourse debt at levels that are very low relative to most financial institutions. Recourse debt at Redwood (which excludes mortgage-backed securities — issued by securitization trusts — that are non-recourse to Redwood but are consolidated onto Redwood’s reported GAAP balance sheet as “long-term debt”) was $500 million at September 30, 2003. Redwood uses recourse debt to fund assets prior to securitization and then uses the proceeds of these securitizations to reduce its recourse debt balances. Given its current scope of acquisition and securitization activity, Redwood expects its recourse debt will vary between $0 and $2 billion; quarter-end levels over the last year have varied from $100 million to $834 million.

As a result of Redwood’s balanced asset/liability posture, interest rate changes had little effect on third quarter results.

Redwood’s portfolio margin rose to record levels this quarter as investment yields increased due to strong credit results and a history of favorable prepayment rates. Redwood’s margin also benefited from greater capital efficiencies achieved through growth and through the recycling of capital via re-securitization of appreciated assets. In the third quarter, Redwood’s GAAP portfolio margin – net interest income as a percent of reported GAAP equity – was 25.1%. Using core equity (reported GAAP equity less unrealized gains and losses on certain assets), Redwood’s portfolio margin was 30.2%.

“Our real estate loan investments are currently performing in an extraordinary fashion,” Hansen noted. “In most operating environments, we believe our current investments should continue to generate above-average returns over their remaining lives of three to seven years. As we receive principal repayments from these investments, we seek re-investment opportunities. The new investment process has gone very well for us this year. We believe our new investments have attractive future return potential. Furthermore, we have been able to source enough new investment opportunities this year to support both reinvestment and growth.”

Harold Zagunis, Redwood’s CFO, added, “We have generated a substantial amount of REIT taxable income during the first nine months of 2003, exceeding our GAAP and core income levels and significantly exceeding our regular quarterly dividend rate of $0.65 per share. We intend to distribute the bulk of this REIT taxable income as dividends to shareholders via the declaration of one or more special dividends, in addition to our regular dividends, within the next four quarters.”

For more information about Redwood Trust, Inc., please visit www.redwoodtrust.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the federal securities laws that inherently include certain risks and uncertainties. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, among other things, changes in interest rates on our real estate loan assets and borrowings, changes in prepayment rates on our real estate loan assets, general economic conditions, particularly as they affect the price of real estate loan and the credit status of borrowers, and the level of liquidity in the capital markets, as it affects our ability to finance our real estate loan portfolio, and other risk factors outlined in the Company’s 2002 Annual Report on Form 10-K (available on the Company’s Web site or by request to the Contacts listed above). Other factors not presently identified may also cause actual results to differ. No one should assume that results or trends projected in or contemplated by the forward-looking statements included above will prove to be accurate in the future. We will revise our outlook from time to time and frequently will not disclose such revisions publicly.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2003	2002	2002

INCOME STATEMENT
Interest Income	$90.2	$71.4	$61.1	$54.1	$42.1
Interest Expense	(55.6)	(41.8)	(36.9)	(33.3)	(24.3)

Net Interest Income	34.6	29.6	24.2	20.8	17.8
Operating Expenses	(8.5)	(7.3)	(6.5)	(6.0)	(4.3)
Mark-to-Market Adjustments	0.1	1.5	0.0	1.4	1.5
Taxes	(1.5)	(1.6)	(2.1)	(0.9)	0
Preferred Dividends	0.0	0.0	(0.7)	(0.7)	(0.7)

GAAP Earnings	$24.7	$22.2	$14.9	$14.6	$14.3
Less: Mark-to-Market Adjustments	(0.1)	(1.5)	0.0	(1.4)	(1.5)

Core Earnings (1)	$24.6	$20.7	$14.9	$13.2	$12.8
Average Diluted Shares (thousands)	19,018	18,433	16,984	16,529	16,240
GAAP Earnings per Share (Diluted)	$1.30	$1.21	$0.88	$0.88	$0.88
Core Earnings per Share (1)	$1.29	$1.13	$0.88	$0.80	$0.79
Dividends per Common Share (Regular)	$0.650	$0.650	$0.650	$0.630	$0.630
Dividends per Common Share (Special)	$0.000	$0.000	$0.000	$0.125	$0.125

Total Dividends per Common Share	$0.650	$0.650	$0.650	$0.755	$0.755
Yield on Earning Assets	3.03%	3.35%	3.31%	3.59%	4.07%
Cost of Funds	1.92%	2.05%	2.10%	2.35%	2.57%
Net Interest Income / Average GAAP Equity	25.1%	23.4%	19.8%	18.5%	16.5%
Net Interest Income / Average Core Equity (2)	30.2%	27.6%	23.3%	20.9%	18.5%
GAAP ROE: GAAP Earnings/ Avg GAAP Common Equity	17.8%	17.6%	12.9%	13.7%	14.1%
Core ROE: Core Earnings / Avg Core Equity	21.4%	19.4%	15.4%	14.2%	14.3%

(1)	Core earnings is not a measure of earnings in accordance with generally accepted accounting principles (GAAP). It is calculated as GAAP earnings from ongoing operations less mark-to-market adjustments (which include realized and unrealized gains and losses on certain assets, hedges, and variable stock options). Management believes that core earnings provides relevant and useful information regarding its results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on-going earnings from operations. Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies.

(2)	Core equity is calculated as GAAP equity less unrealized gains and losses on certain assets and hedges. Management believes measurements based on core equity provide relevant useful information regarding its results of operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments reflected in GAAP equity represent unrealized gains and losses on a portion of the balance sheet only and may not be reflective of the equity available to invest in operations. Because all companies and analysts do not calculate non-GAAP measures in the same fashion, core equity and ratios using core equity as calculated by the company may not be comparable to similarly titled measures reported by other companies.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Nine	Nine
	Months	Months
	2003	2002

INCOME STATEMENT
Interest Income	$222.7	$109.1
Interest Expense	(134.3)	(58.4)

Net Interest Income	88.4	50.7
Operating Expenses	(22.3)	(12.4)
Mark-to-Market Adjustments	1.6	3.0
Taxes	(5.2)	0.0
Preferred Dividends	(0.7)	(2.0)

GAAP Earnings	$61.8	$39.3
Less: Mark-to-Market Adjustments	(1.6)	(3.0)

Core Earnings (1)	$60.2	$36.3
Average Diluted Shares (thousands)	18,165	15,365
GAAP Earnings per Share (Diluted)	$3.40	$2.56
Core Earnings per Share (1)	$3.31	$2.36
Dividends per Common Share (Regular)	$1.950	$1.880
Dividends per Common Share (Special)	$0.000	$0.250

Total Dividends per Common Share	$1.950	$2.130
Yield on Earning Assets	3.20%	4.48%
Cost of Funds	2.00%	2.66%
Net Interest Income / Average GAAP Equity	22.9%	17.5%
Net Interest Income / Average Core Equity (2)	27.2%	18.6%
GAAP ROE: GAAP Earnings/ Avg GAAP Common Equity	16.3%	14.5%
Core ROE: Core Earnings / Avg Core Equity	19.0%	14.4%

(1)	Core earnings is not a measure of earnings in accordance with generally accepted accounting principles (GAAP). It is calculated as GAAP earnings from ongoing operations less mark-to-market adjustments (which include realized and unrealized gains and losses on certain assets, hedges, and variable stock options). Management believes that core earnings provides relevant and useful information regarding its results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on-going earnings from operations. Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies.

(2)	Core equity is calculated as GAAP equity less unrealized gains and losses on certain assets and hedges. Management believes measurements based on core equity provide relevant useful information regarding its results of operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments reflected in GAAP equity represent unrealized gains and losses on a portion of the balance sheet only and may not be reflective of the equity available to invest in operations. Because all companies and analysts do not calculate non-GAAP measures in the same fashion, core equity and ratios using core equity as calculated by the company may not be comparable to similarly titled measures reported by other companies.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	30-Sep	30-Jun	31-Mar	31-Dec	30-Sep
	2003	2003	2003	2002	2002

BALANCE SHEET
Residential Real Estate Loans	$13,813	$9,247	$7,321	$6,215	$4,762
Residential Loan Credit-Enhancement Securities	373	393	373	352	324
Commercial Real Estate Loans	24	35	31	29	51
Securities Portfolio	605	596	366	336	492
Cash and Cash Equivalents	32	36	43	39	20
Working Capital and Other Assets	54	49	38	37	25

Total Assets	$14,901	$10,356	$8,172	$7,008	$5,674
Short-Term Debt	$500	$218	$476	$100	$834
Long-Term Debt	13,782	9,543	7,170	6,397	4,365
Working Capital and Other Liabilities	53	48	40	38	29
Preferred Equity	0	0	27	27	27
Common Equity	566	547	459	446	419

Total Liabilities and Equity	$14,901	$10,356	$8,172	$7,008	$5,674
Total GAAP Equity	$566	$547	$486	$473	$446
Less: Mark-to-Market Adjustments	(91)	(108)	(69)	(69)	(54)

Core Equity	$475	$439	$417	$404	$392
Common Shares Outstanding at Period End (thousands)	18,468	17,821	16,605	16,277	15,886
GAAP Equity (GAAP Book Value) per Common Share	$30.65	$30.70	$27.64	$27.43	$26.39
Core Equity (Core Book Value) per Common Share	$25.75	$24.62	$23.54	$23.18	$22.98
Net Premium / (Discount) Balance	$(62)	$(44)	$(33)	$(10)	$(1)
Average Total Assets	$12,132	$8,687	$7,554	$6,159	$4,234
Average Earning Assets	$11,911	$8,524	$7,394	$6,042	$4,132
Average Interest Bearing Liabilities	$11,542	$8,160	$7,036	$5,680	$3,782
Average Total GAAP Equity (Common and Preferred)	$553	$505	$489	$450	$432

REDWOOD TRUST, INC.
(All dollars in millions)

	30-Sep	30-Jun	31-Mar	31-Dec	30-Sep
	2003	2003	2003	2002	2002

LEVERAGE RATIOS (1)
Total Reported Assets	$14,901	$10,356	$8,172	$7,008	$5,674
Less: Non-Recourse Assets	(13,835)	(9,591)	(7,210)	(6,435)	(4,394)

Recourse Assets	$1,066	$765	$962	$573	$1,280
Total Reported Debt	$14,282	$9,761	$7,646	$6,497	$5,199
Less: Non-Recourse Debt	(13,782)	(9,543)	(7,170)	(6,397)	(4,365)

Recourse Debt	$500	$218	$476	$100	$834
Reported Debt to GAAP Equity	25x	18x	16x	14x	12x
GAAP Equity / Total Reported Assets	4%	5%	6%	7%	8%
Reported Debt to GAAP Equity	0.9x	0.4x	1.0x	0.2x	1.9x
GAAP Equity / Recourse Assets	53%	72%	51%	83%	35%

(1)	The “long-term debt” reported on our GAAP balance sheet consists of mortgage-backed securities issued by bankruptcy-remote securitization trusts. The owners of these securities have no recourse to Redwood and must look only to the assets of the securitization trust for repayment. Both the assets and liabilities of these trusts, however, are consolidated on Redwood’s balance sheet for GAAP reporting purposes. Management believes that, in addition to using GAAP measures, an analyst could achieve insight into Redwood’s business and balance sheet by distinguishing between recourse debt that must be repaid by Redwood and non- recourse debt that is consolidated onto Redwood’s balance sheet from other entities. This table shows leverage ratios calculated for Redwood using both GAAP measures and also measures that incorporate recourse debt only.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2003	2002	2002

Residential Real Estate Loans
Start of Period Balances	$9,247	$7,321	$6,215	$4,762	$2,804
Acquisitions	4,997	2,168	1,339	1,616	2,075
Sales Proceeds	0	0	(73)	0	(3)
Principal Paydowns	(420)	(235)	(153)	(156)	(110)
Net Amortization Expense	(9)	(5)	(6)	(6)	(3)
Net Charge Offs (Recoveries)	0	0	0	0	0
Credit Provisions	(2)	(2)	(2)	(1)	(1)
Mark-to-Market - Income Statement	0	0	1	0	0

End of Period Balances	$13,813	$9,247	$7,321	$6,215	$4,762
Average Amortized Cost During Period	$10,958	$7,670	$6,626	$5,319	$3,262
Interest Income	$64	$47	$42	$37	$24
Yield	2.32%	2.47%	2.55%	2.80%	3.00%
Principal Value of Loans	$13,704	$9,206	$7,297	$6,190	$4,737
Credit Reserve	(14)	(12)	(10)	(8)	(7)
Net Premium to be Amortized	123	53	34	33	32

Residential Real Estate Loans	$13,813	$9,247	$7,321	$6,215	$4,762
Credit Reserve, Start of Period	$12	$10	$8	$7	$6
Net Charge-Offs (NCO)	0	0	0	0	0
Credit Provisions	2	2	2	1	1

Credit Reserve, End of Period	$14	$12	$10	$8	$7
Delinquencies (90 days + FC + BK + REO)	$2	$4	$1	$4	$1
Delinquencies as % of Residential Loans	0.01%	0.04%	0.02%	0.07%	0.03%
NCO as % of Residential Loans (Annualized)	0.00%	0.00%	0.01%	0.00%	0.01%
Reserve as % of Residential Loans	0.10%	0.13%	0.14%	0.13%	0.14%
Reserve as % of Delinquencies	852%	312%	862%	200%	477%

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2003	2002	2002

Residential Loan Credit-Enhancement Securities
Start of Period Balances	$393	$373	$352	$324	$285
Acquisitions	23	11	37	13	29
Sales Proceeds	0	(1)	0	0	0
Principal Paydowns	(37)	(39)	(23)	(13)	(9)
Net Amortization Income	11	10	6	3	2
Mark-to-Market - Balance Sheet	(21)	36	1	25	17
Mark-to-Market - Income Statement	4	3	0	0	0

End of Period Balances	$373	$393	$373	$352	$324
Average Amortized Cost During Period	$271	$279	$278	$271	$258
Interest Income	$19	$18	$14	$11	$10
Yield	28.08%	25.77%	19.68%	16.65%	16.20%
Principal Value of Redwood’s Securities	$604	$598	$614	$559	$543
Internally Designated Credit Reserve on Loans Credit-Enhanced	(178)	(205)	(234)	(225)	(221)
Net Discount to be Amortized	(145)	(113)	(85)	(58)	(49)

Net Investment in Credit-Enhancement Securities	$281	$280	$295	$276	$273
Market Valuation Adjustments	92	113	78	76	51

Residential Loan Credit-Enhancement Securities	$373	$393	$373	$352	$324
Securities Senior to Redwood’s Interests	$43,024	$51,168	$60,072	$58,037	$67,876
Principal Value of Redwood’s Credit-Enhancement Securities	604	598	614	559	543
Securities Junior to Redwood’s Interests	52	58	62	63	64

Underlying Residential Real Estate Loan Balances	$43,680	$51,824	$60,748	$58,659	$68,483
Internally Designated Credit Reserve on Loans Credit-Enhanced	$178	$205	$234	$225	$221
External Credit Enhancement on Loans Credit-Enhanced	52	58	62	63	64

Total Credit Protection (1)	$230	$263	$296	$288	$285
Delinquencies (90 days + FC + BK + REO)	$178	$160	$162	$146	$152
Redwood’s Net Charge-Offs	$(1)	$0	$(1)	$0	$0
Losses to Securities Junior to Redwood’s Interests	0	0	0	0	0

Total Underlying Loan Credit Losses	$(1)	$0	$(1)	$0	$0
Delinquencies as % of Underlying Loans	0.41%	0.31%	0.27%	0.25%	0.22%
Total Pool Credit Losses/Underlying Loans (Annualized)	0.01%	0.01%	0.01%	0.01%	0.01%
Total Credit Protection as % of Underlying Loans	0.53%	0.51%	0.49%	0.49%	0.42%
Total Credit Protection as % of Delinquencies	129%	164%	183%	197%	188%

(1)	Total credit protection represents the aggregate of the internally designated credit reserve and the amount of any junior securities with respect to each credit-enhanced security. The credit protection amount for any credit-enhanced security is only available to absorb losses on the pool of loans related to that security. To the extent such losses exceed the credit protection amount for that security, a charge-off of the net investment in that security would result.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2003	2002	2002

COMBINED RESIDENTIAL LOAN PORTFOLIOS
Residential Real Estate Loans Owned	$13,813	$9,247	$7,321	$6,215	$4,762
Residential Loans Credit-Enhanced	43,680	51,824	60,748	58,659	68,483

Total Residential Loans	$57,493	$61,071	$68,069	$64,874	$73,245
Credit Reserve on Residential Real Estate Loans Owned	$14	$12	$10	$8	$7
Internally Designated Credit Reserve on Loans Credit-Enhanced	178	205	234	225	221

Redwood’s Total Residential Credit Protection	$192	$217	$244	$233	$228
External Credit Enhancement on Loans Credit-Enhanced	52	58	62	63	64

Total Credit Protection (1)	$244	$275	$306	$296	$292
Total Credit Protection as % of Total Residential Loans	0.42%	0.45%	0.45%	0.46%	0.40%
Residential Real Estate Loans Owned Delinquencies	$2	$4	$1	$4	$1
Residential Loans Credit-Enhanced Delinquencies	178	160	162	146	152

Total Residential Loan Delinquencies	$180	$164	$163	$150	$153
Delinquencies as % of Total Residential Loans	0.31%	0.27%	0.24%	0.23%	0.21%
Total Credit Protection as % of Delinquencies	136%	168%	188%	197%	191%
Net Charge-Offs on Residential Real Estate Loans Owned	$0	$0	$0	$0	$0
Net Charge-Offs on Residential Loan Credit-Enhanced	(1)	0	(1)	0	0

Redwood’s Shares of Net Credit (Losses) Recoveries	$(1)	$0	$(1)	$0	$0
Credit Losses to External Credit Enhancement	(0)	0	0	0	0
Total Credit Losses	$(1)	$0	$(1)	$0	$0
Total Credit Losses as % of Total Residential Loans (Annualized)	0.01%	0.01%	0.01%	0.01%	0.01%

(1)	The credit reserve on residential real estate loans owned is only available to absorb losses on the residential real estate loan portfolio. The internally designated credit reserve on loans credit-enhanced and the external credit enhancement on loans credit-enhanced are only available to absorb losses on the pool of loans related to each individual credit-enhancement security.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2003	2002	2002

Commercial Real Estate Loans
Start of Period Balances	$35	$31	$29	$51	$50
Acquisitions	1	4	2	0	1
Sales Proceeds	(1)	0	0	0	0
Principal Paydowns	(11)	0	0	(22)	0
Net Amortization Income	0	0	0	0	0
Mark-to-Market - Balance Sheet	0	0	0	0	0
Mark-to-Market - Income Statement	0	0	0	0	0

End of Period Balances	$24	$35	$31	$29	$51
Average Amortized Cost During Period	$30	$33	$31	$48	$50
Interest Income	$1	$1	$1	$1	$1
Yield	12.33%	11.59%	10.57%	10.12%	10.22%
Principal Value of Loans	$31	$42	$32	$30	$52
Net Discount to be Amortized	(7)	(7)	(1)	(1)	(1)

Commercial Mortgage Loans	$24	$35	$31	$29	$51
Commercial Real Estate Loan Delinquencies	$0	$1	$1	$1	$0
Commercial Real Estate Loan Net Charge-Offs	$0	$0	$0	$0	$0
Commercial Real Estate Loan Credit Provisions	$0	$0	$0	$0	$0
Commercial Real Estate Loan Credit Reserves	$0	$0	$0	$0	$0

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2003	2002	2002

Securities Portfolio
Start of Period Balances	$596	$366	$336	$492	$513
Acquisitions	28	238	43	196	7
Sales Proceeds	0	(4)	0	(315)	0
Principal Paydowns	(13)	(12)	(12)	(31)	(32)
Net Amortization Income (Expense)	0	0	0	0	(1)
Mark-to-Market - Balance Sheet	(3)	8	(1)	(7)	1
Mark-to-Market - Income Statement	(3)	0	0	1	4

End of Period Balances	$605	$596	$366	$336	$492
Average Amortized Cost During Period	$603	$454	$360	$320	$494
Interest Income	$6	$5	$4	$4	$6
Yield	4.30%	4.46%	4.66%	4.93%	4.63%
Principal Value of Securities	$599	$587	$370	$336	$478
Net Premium to be Amortized	7	6	2	5	11
Market Valuation Adjustments	(1)	3	(6)	(5)	3

Securities Portfolio	$605	$596	$366	$336	$492

[End]